Exhibit 10.3
*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
LICENSE AND SETTLEMENT AGREEMENT
     THIS LICENSE AND SETTLEMENT AGREEMENT (this “Agreement”) dated as of September 21, 2010 (the "Effective Date”) is entered into between Medicis Pharmaceutical Corporation, a Delaware corporation with an address at 7720 North Dobson Road, Scottsdale, Arizona 85256 (together with its Affiliates, collectively, “Medicis”), and Taro Pharmaceutical Industries Ltd., an Israeli corporation with an address at Euro Park (Italy Building), Yakum Business Park, Yakum 60972, Israel and Taro Pharmaceuticals U.S.A., Inc., a New York Corporation with an address of Three Skyline Drive, Hawthorne, NY 10532, USA (together with their Affiliates, collectively, “Taro”).
     WHEREAS, Medicis has asserted various claims and causes of action against Taro in two actions captioned Medicis Pharmaceutical Corporation v. Taro Pharmaceuticals U.S.A., Inc. and Taro Pharmaceutical Industries, Ltd., Case No. C.A. No. 10-359-SLR, which is pending in the United States District Court, District of Delaware (the “Delaware Action”) and Case No. 10-3594-LAK, which is pending in the United States District Court, Southern District of New York (the “New York Action”) (collectively, the “Litigations”).
     WHEREAS, Medicis and Taro seek to resolve the Litigations without further litigation;
     WHEREAS, Medicis is the owner of the Patent Rights (as defined below); and
     WHEREAS, Taro desires to receive a license under the Patent Rights and Medicis desires to grant to Taro a license under the Patent Rights, all on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS.
          1.1 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.
          1.2 “ANDA” means an Abbreviated New Drug Application and any supplements thereto.
          1.3 “Bundled Products” means Generic Product sold or otherwise transferred or delivered to a Third Party with one or more other products or services in circumstances where the price of the Generic Product is either not shown separately on the invoice, or is shown as nil

(free of charge) on a separate document in relation to the Generic Product or to a portion of the quantities of the Generic Product.
          1.4 “Confidential Information” means all non-public materials, information and data concerning the disclosing party and its operations that is disclosed by the disclosing party to the receiving party pursuant to this Agreement, orally or in written, electronic or tangible form, or otherwise obtained by the receiving party through observation or examination of the disclosing party’s operations. Confidential Information includes, but is not limited to, information about the disclosing party’s financial condition and projections; business, marketing or strategic plans; sales information, customer lists; price lists; databases; trade secrets; product prototypes and designs; techniques, formulae, algorithms and other non-public process information. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such materials, information and data that, and only to the extent, the recipient can establish by written documentation: (a) is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party, (b) is disclosed to the recipient free of confidentiality obligations by a Third Party who has the right to make such disclosure without obligations of confidentiality, (c) is or becomes part of the public domain through no fault of the recipient, or (d) the recipient can reasonably establish is independently developed by persons on behalf of recipient without the use of the information disclosed by the disclosing party.
          1.5 “FDA” means the United States Food and Drug Administration or any successor entity thereto.
          1.6 “GAAP” shall mean generally accepted accounting principles in effect in the United States from time to time, as consistently applied by the applicable Party with regard to their own products and/or the standards of the industry.
          1.7 “Generic Equivalent” means ***.
          1.8 “Generic Product” means ***.
          1.9 “Grantback Patents” means (a) ***, (b) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications described in clause (a) above or the patent applications that resulted in the patents described in clause (a) above, and (c) all patents that have issued or in the future issue from any of the foregoing patent applications (including any modifications of such issued patents made by reexamination, certificate of correction, or otherwise), together with any reissues or extensions thereof.
          1.10 “License Trigger” means, with respect to a Generic Equivalent to a Vanos Product, the earliest of the following dates:
               (a) December 15, 2013;
               (b) ***; and
               (c) ***.

          1.11 “Net Profits” means ***.
          1.12 “Patent Rights” means (a) the patents and patent applications listed on Exhibit A to this Agreement, (b) all divisions, continuations, continuations-in-part, that claim priority to, or common priority with, the patent applications described in clause (a) above or the patent applications that resulted in the patents described in clause (a) above, and (c) all patents that have issued or in the future issue from any of the foregoing patent applications (including any modifications of such issued patents made by reexamination, certificate of correction, or otherwise), together with any reissues or extensions thereof.
          1.13 “Product” means any product for which the making, using, selling or importation is covered by one or more claims of the Patent Rights.
          1.14 “Territory” means the United States of America, its territories and possessions, ***.
          1.15 “Third Party” means any person or entity other than Medicis or Taro or their respective Affiliates.
          1.16 “Valid Claim” means ***.
          1.17 “Vanos Products” means the Vanos products listed on Exhibit B, as such products are marketed and sold by Medicis as of the Effective Date in the Territory.
          1.18 “Vanos Product Patents” means (a) ***, (b) all divisions, continuations and continuations-in-part (solely to the extent directed to subject matter disclosed in a patent or patent application described in clause (a) above) that (i) claim priority to, or common priority with, the patent applications described in clause (a) above or the patent applications that resulted in the patents described in clause (a) above and (ii) ***, and (c) all patents that issue after the Effective Date from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.
     2. LICENSES; RELEASES.
          2.1 License Grant for Generic Product.
               2.1.1 Effective only upon the occurrence of the License Trigger for a Generic Product, Medicis hereby grants to Taro a non-exclusive, non-transferable (except as permitted in Section 8.5) license (without the right to grant sublicenses except to have Generic Products made on behalf of Taro) under the Patent Rights to make, have made, use, offer for sale, sell and import such Generic Products inside the Territory.
               2.1.2 Until the occurrence of the applicable License Trigger, neither Taro nor its Affiliates shall, and neither shall directly or indirectly encourage or assist any Third Party to, develop, make, use and/or commercialize any Products in the Territory.

               2.1.3 Nothing in this Agreement shall be construed as creating an obligation, express or implied, on Medicis to supply any Product to Taro and Taro shall be solely responsible for manufacturing, or having manufactured, its supply of Generic Product.
          2.2 ***.
          2.3 Grantbacks.
               2.3.1 Taro and its Affiliates hereby grant to Medicis a perpetual, royalty-free, fully-paid up, non-transferable (except as provided in Section 8.5), non-exclusive license (with the right to grant sublicenses through multiple tiers) under the Grantback Patents to make, have made, use, offer for sale, sell and import Products in the Territory.
               2.3.2 Taro and its Affiliates hereby grant to Medicis a perpetual, royalty-free, fully-paid up, non-transferable (except as provided in Section 8.5), non-exclusive license (with the right to grant sublicenses through multiple tiers) under the Vanos Product Patents to make, have made, use, offer for sale, sell and import Vanos Products in the Territory.
          2.4 Validity of Patent Rights.
               2.4.1 Taro, on behalf of itself and its Affiliates, hereby admits that all issued claims of the Patent Rights are valid and enforceable and all currently pending claims of the Patent Rights, if issued, will be valid and enforceable. The foregoing admission regarding validity and enforceability shall be binding upon Taro and its Affiliates and admissible against Taro and its Affiliates in any dispute or litigation between the parties regarding the Patent Rights, and neither Taro nor its Affiliates will challenge any such admission.
               2.4.2 Taro, on behalf of itself and its Affiliates, hereby also admits that the making, using, offering to sell, selling, and/or importation into the Territory of a Generic Product is covered by one or more claims of the Patent Rights under 35 U.S.C. § 271.
               2.4.3 Taro shall not assist any Third Party in an action to invalidate or render unenforceable any of the Patent Rights, and Taro shall not disclose any of its proprietary or confidential information relating to the validity or enforceability of any of the Patent Rights, except to the extent required by court order or other applicable law.
               2.4.4 Taro shall not receive any ownership rights in the Patent Rights under this Agreement, and Medicis shall retain the sole right, to prepare, prosecute, maintain and enforce the Patent Rights.
          2.5 No Implied Licenses. Except as explicitly set forth in this Agreement, neither party grants to the other party under its patents or other intellectual property any license, express or implied. Taro shall not use Medicis’ name or any Medicis trademarks (including without limitation Vanos®) in connection with the marketing, promotion or sale of any products without the prior written consent of Medicis in each instance.
          2.6 Releases. In consideration of the mutual covenants herein and in the Stipulation of Dismissal attached hereto as Exhibit C and the Notice of Dismissal attached hereto as Exhibit D, and in both cases incorporated herein by reference, and without limiting any remedies a party may have against the other party for a breach of this Agreement, Taro hereby releases and agrees to release Medicis, and Medicis hereby releases and agrees to release Taro from all claims arising out of the Litigations. Upon the Effective Date, (a) Taro and Medicis shall cause to be completed, executed and filed in the Delaware Action a stipulated dismissal with prejudice of that action, in the form of the Stipulation of Dismissal attached hereto as Exhibit C, and to seek entry of such order by the court and (b) Medicis shall cause to be completed, executed and filed in the New York Action a dismissal with prejudice of that action in the form of the Notice of Dismissal attached hereto as Exhibit D. ***.
     3. FINANCIAL CONSIDERATIONS.
          3.1 Royalty.
               3.1.1 Within *** following the end of each calendar quarter during the term of this Agreement, Taro shall pay to Medicis a royalty equal to *** of all *** received during such calendar quarter for Generic Product. ***. Medicis’s right to receive a share of the *** under this Section 3.1.1 shall expire upon the expiration, cancellation, invalidation, disclaimer or abandonment (whichever comes first) of the last Valid Claim.
               3.1.2 Within *** following the end of each calendar quarter during the term of this Agreement, Taro shall provide to Medicis a written report stating the number and description of all Generic Product sold during the relevant calendar quarter; the gross sales associated therewith; the calculation of *** thereon, and the royalties that will be payable for such calendar quarter in accordance with Section 3.1.1.
               3.1.3 ***.
          3.2 Taxes. Taro shall be responsible for, and may withhold from payments made to Medicis under this Agreement, any taxes required to be withheld by Taro under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Taro shall (i) deduct the Withholding Taxes from the payment amount, (ii) pay all applicable Withholding Taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to Medicis within *** following that tax payment.
          3.3 Audit Rights. Not more than once per calendar year during the portion of the term of this Agreement during which Taro shall pay Medicis royalties, on no less than thirty (30) business days notice from Medicis, Taro shall make all such records, books of account, information and data concerning (a) its sales of Generic Products pursuant to this Agreement; (b) its manufacture of any Generic Products, and (iii) to the extent in its possession, the manufacture of Generic Products on behalf of Taro by its Third Party contract manufacturer, in each case available for inspection during normal business hours by an independent auditor selected by Medicis and reasonably acceptable to Taro for the purpose of an audit to determine the accuracy of the reports delivered and amounts paid by Taro pursuant to Section 3.1. Medicis shall be solely responsible for its costs in making any such audit, unless Medicis identifies a discrepancy in favor of Taro in the calculation of the share of *** paid to Medicis under this Agreement in any calendar year from those properly payable for that calendar year of *** or greater, in which event Taro shall be solely responsible for the reasonable cost of such audit and pay Medicis any underpayment.
     4. TERM AND TERMINATION.
          4.1 Term. Subject to Section 4.2, this Agreement shall expire on the date when there are no Valid Claims in the Territory; provided, however, that if there are no valid, issued patents within the Patent Rights, but there are at such time pending patent applications within the Patent Rights, then subject to the terms and conditions of this Agreement, the term of this Agreement shall continue for the pendency of such pending patent applications.
          4.2 Termination for Cause. Either party may terminate this Agreement upon or after the material breach of any material provision of this Agreement by the other party if the other party has not cured such breach within *** after receipt of express written notice thereof by the non-breaching party.
          4.3 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 2.2, 2.3, 2.4, 2.6, 3.3, 4.3, 5, 7 and 8 shall survive the expiration or termination of this Agreement.
     5. CONFIDENTIALITY.
          5.1 Confidentiality. For a period of *** following the expiration or earlier termination of this Agreement, except with respect to any Confidential Information constituting and identified as a trade secret in which case the receiving party’s obligation continues in perpetuity, provided such receiving party has been informed as to the status of such Confidential Information as a trade secret, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, grant the use of or disclose to any Third Party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.
          5.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those agents and consultants, and contract manufacturers who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence at least to the same extent as set forth in Section 5.1.
          5.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with a court order or applicable law, governmental regulations or investigation, provided that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.
          5.4 Limitation of Disclosure. The parties agree that no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other, except (i) as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission, the Department of Justice and the Federal Trade Commission, or any regulations of any national securities exchange, (ii) disclosures to the United States Patent and Trademark Office for the purposes of supporting the Patent Rights, and (iii) except as may be authorized in Section 5.5.
          5.5 Publicity. Neither party shall make any publicity releases, interviews or other non-confidential dissemination of information concerning this Agreement or its terms, or either party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement or other Confidential Information of the other party (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934; (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment.
          5.6 Legal Compliance. Notwithstanding anything to the contrary in this Agreement, the Parties shall submit this Agreement and all necessary settlement documents to the appropriate personnel at the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”) as soon as practicable after the Effective Date. To the extent that any legal or regulatory issues or barriers arise with respect to the Agreement, or any subpart thereof, the parties shall work together in good faith and use reasonable efforts to modify the Agreement to address any such legal or regulatory issues (including for example any objections by the FTC or DOJ) while maintaining the material terms of the transaction. Should the FTC or DOJ, as the case may be, object to any such modifications, the parties agree to continue to work together in good faith and use reasonable efforts to modify, as many times as necessary, the Agreement as required above in this section.

     6. REPRESENTATIONS AND WARRANTIES.
          6.1 Representations. Each party hereby represents and warrants to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
          6.2 Compliance with Law. Taro shall comply with all applicable laws and regulations with respect to obtaining regulatory approval for the sale of Generic Products and its manufacture, sale and commercialization of Generic Products.
          6.3 Disclaimer of Warranties. Except for those warranties expressly set forth in this Agreement, neither party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BOTH PARTIES.
          6.4 Limitation of Liability. WITH THE EXCEPTION OF DAMAGES RESULTING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR ITS OBLIGATIONS UNDER SECTION 7, OR A BREACH BY TARO OF SECTIONS 2.1.2 OR 2.4, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.
          6.5 Equitable Relief. Taro acknowledges and agrees that its obligations and undertakings under this Agreement are reasonable and necessary to protect the legitimate interests of Medicis, that Medicis would not have entered into this Agreement in the absence of such provisions, and that Taro’s threatened breach or failure to comply with Section 2.4 of this Agreement shall cause Medicis significant and irreparable harm, the amount of which shall be extremely difficult to estimate and ascertain, and for which money damages shall not be adequate. Taro further acknowledges and agrees that Medicis shall have the right to apply to any court of competent jurisdiction for an injunction order restraining any breach or threatened breach of this Agreement and specifically enforcing the terms and provisions of this Agreement, without the necessity of posting any bond or security, in addition to seeking any other remedy available to Medicis in law or equity.
     7. INDEMNIFICATION.
               7.1 ***.
               7.2 ***.

          7.3 Obligations. A party which intends to claim indemnification under this Section 7 (the “Indemnified Party") shall promptly notify the other party (the “Indemnifying Party") in writing of any claim, demand, action, or other proceeding in respect of which the Indemnified Party intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall permit the Indemnifying Party, at its discretion, to settle any such action, claim or other matter. Notwithstanding the foregoing, the Indemnifying Party shall not enter into any settlement that would adversely affect the Indemnified Party’s rights hereunder, or impose any obligations on the Indemnified Party in addition to those set forth herein, in order for it to exercise such rights, without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 7. The Indemnified Party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.
     8. GENERAL PROVISIONS.
          8.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Medicis:	Medicis Pharmaceutical Corporation 7720 North Dobson Road Scottsdale, Arizona 85256 Attn: Chief Executive Officer Facsimile: 480-291-5175

with a copy to:	Medicis Pharmaceutical Corporation 7720 North Dobson Road Scottsdale, Arizona 85256 Attn: General Counsel Facsimile: 480-291-8508

If to Taro:	Taro Pharmaceuticals U.S.A., Inc. 3 Skyline Drive Hawthorne, NY 10532 Attn: Chief Executive Officer Facsimile: 914-345-9719

with a copy to:	Taro Pharmaceuticals U.S.A., Inc. 3 Skyline Drive Hawthorne, NY 10532 Attn: General Counsel Facsimile: 914-345-9285

with a copy to:	Taro Pharmaceutical Industries Ltd. Euro Park (Italy Building), Yakum Business Park Yakum 60972, Israel Attn: General Counsel Facsimile: +972-9-955-7443
     Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this Section 8.1.
          8.2 Entire Agreement. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Taro and Medicis and their respective permitted successors and assigns.
          8.3 Waiver. None of the provisions of this Agreement (including the Exhibits hereto) shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.
          8.4 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any Third Party.
          8.5 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein (whether by operation of law or otherwise) to any Third Party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent (i) to any Affiliate; and (ii) in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets of the party relating to this Agreement and the resulting entity assumes all of the obligations under this

Agreement. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 8.5 shall be void.
          8.6 Independent Contractor. Taro and Medicis are acting under this Agreement as independent contractors and neither shall be considered an agent of, or joint venturer with, the other. Unless otherwise provided herein to the contrary, each party shall furnish all expertise, labor, supervision, machining and equipment necessary for the performance of its obligations hereunder and shall obtain and maintain all building and other permits and licenses required by public authorities.
          8.7 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of laws.
          8.8 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.
          8.9 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.
          8.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          8.12 No Prejudice. If at any time this Agreement is rendered null and void with respect to the Territory or any portion thereof, or if either of Taro or Medicis cannot fulfill its obligations with respect to this Agreement, it is the intent of the parties that neither party will be in any way prejudiced with respect to its claims, causes of action, defenses and counterclaims in the Litigations in such jurisdiction or otherwise and, except as provided herein or therein, no consent judgment, order or dismissal entered by either party pursuant to this Agreement in the Territory or portion thereof, as applicable, will be deemed an admission on the part of such party.
[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives effective as of the Effective Date.

TARO PHARMACEUTICAL INDUSTRIES LTD.	MEDICIS PHARMACEUTICAL CORPORATION

By:	By:

Name:	Name:

Title:	Title:

TARO PHARMACEUTICALS U.S.A., INC.

By:

Name:

Title:

EXHIBIT A
Patent Rights

Patents	Pending Applications (all U.S.)
***	***
***

A-1

EXHIBIT B
Vanos Products

PRODUCT	NDC
Vanos (fluocinonide cream 0.1%) 30g	99207-0525-30
Vanos (fluocinonide cream 0.1%) 60g	99207-0525-60
Vanos (fluocinonide cream 0.1%) 120g	99207-0525-10

B-1

EXHIBIT C
Stipulation and Order of Dismissal (Delaware)
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE
MEDICIS PHARMACEUTICAL CORPORATION,
     Plaintiff,
     v.
TARO PHARMACEUTICAL U.S.A., INC., AND TARO PHARMACEUTICAL INDUSTRIES, LTD.,
     Defendants. )
)
)
)
)
)
)
)
)
)
)
)
C.A. No. 10-359 (SLR)
STIPULATION AND ORDER OF DISMISSAL
     Whereas Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) brought this action asserting infringement of United States Patent Nos. 6,765,001, 7,220,424 and 7,217,422 (the “Medicis Patents”);
     Whereas Taro Pharmaceutical U.S.A., Inc. submitted to the U.S. Food and Drug Administration Abbreviated New Drug Application (“ANDA”) No. 20-734 (the “Taro ANDA)

seeking approval to market and sell a generic fluocinonide cream USP, 0.1%, (the “Taro Product”);
     Whereas Taro Pharmaceutical U.S.A., Inc. and Taro Pharmaceutical Industries, Ltd. (collectively “Taro”) and Medicis are parties to litigation in this Court and the United States District Court for the Southern District of New York relating to the Taro ANDA and the Medicis Patents, before the expiration of the Medicis Patents (the “Litigations”);
     Whereas Medicis and Taro have entered into a License and Settlement Agreement pursuant to which the parties have resolved the Litigations;
     Whereas final settlement of the Litigations serves the public interest by saving judicial resources and avoiding the risks and uncertainties to Medicis and Taro associated with litigation;
     Whereas final settlement of the Litigations will permit Medicis and Taro to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible.
NOW, THEREFORE, Medicis and Taro stipulate that:
1.	Taro, on behalf of itself and its subsidiaries and affiliates, admits that the Taro Product that is the subject of the Taro ANDA would, in the absence of the license granted by Medicis in the License and Settlement Agreement, infringe the Medicis Patents.

2.	Taro, on behalf of itself and its subsidiaries and affiliates, admits that the Medicis Patents are valid and enforceable.

3.	All claims and counterclaims in the Litigations are dismissed with prejudice.

4.	Except as set forth in the License and Settlement Agreement, each party shall bear its own costs, expenses and attorneys’ fees in connection with this action.

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5.	The parties waive any right of appeal from this Stipulation and Order.

6.	This Court shall retain jurisdiction of this action and over Medicis and Taro for purposes of enforcement of the terms and obligations of this Stipulation and Order of Dismissal and the parties’ License and Settlement Agreement.

3

Respectfully submitted: MORRIS, NICHOLS, ARSHT & TUNNELL LLP
/s/ Karen Jacobs Louden
Jack Blumenfeld (#1014)
Karen Jacobs Louden (#2881) 1201 N. Market Street Wilmington, Delaware 19801 302-658-9200 jblumenfeld@mnat.com klouden@mnat.com

OF COUNSEL: Andrew M. Berdon Robert B. Wilson James E. Baker QUINN EMANUEL URQUHART & SULLIVAN LLP 51 Madison Avenue, 22nd Floor New York, New York 10010 212-849-7000

William J. McNichol REED SMITH 2500 One Liberty Place 1650 Market Street Philadelphia, Pennsylvania 19103 (215) 851-8100
Attorneys for Plaintiff Medicis Pharmaceutical Corporation POTTER ANDERSON & CORROON LLP
/s/ David E. Moore
Richard L. Horwitz (#2246)
David E. Moore (#3983) Hercules Plaza, 6th Floor 1313 N. Market Street Wilmington, Delaware 19899 Tel: (302) 984-6000 rhorwitz@potteranderson.com dmoore@potteranderson.com

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OF COUNSEL:
Tedd W. Van Buskirk
K&L GATES LLP
599 Lexington Avenue
New York, New York 10022
(212) 536-3900

Attorneys for Defendants Taro Pharmaceutical
U.S.A., Inc. and Taro Pharmaceutical Industries, Ltd.

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SO ORDERED:
This ________ day of _________________, 2010

HONORABLE SUE L. ROBINSON
UNITED STATES DISTRICT COURT DISTRICT OF DELAWARE

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EXHIBIT D
Notice of Dismissal (New York)
IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK
MEDICIS PHARMACEUTICAL CORPORATION,
     Plaintiff,
     v.
TARO PHARMACEUTICAL U.S.A., INC., AND TARO PHARMACEUTICAL INDUSTRIES, LTD.,
     Defendants. )
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10 Civ. 3549 (LAK)
NOTICE OF DISMISSAL
     Pursuant to Rule 41(a)(1)(A)(i) of the Federal Rules of Civil Procedure, Plaintiff Medicis Pharmaceutical Corporation hereby dismisses with prejudice the above captioned action against Defendants Taro Pharmaceutical U.S.A., Inc., and Taro Pharmaceutical Industries Ltd.

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Respectfully submitted: QUINN EMANUEL URQUHART & SULLIVAN LLP
/s/ Andrew M. Berdon
Andrew M. Berdon
Robert B. Wilson James E. Baker 51 Madison Avenue, 22nd Floor New York, New York 10010 212-849-7000 andrewberdon@quinnemanuel.com robertwilson@quinnemanuel.com jamesbaker@quinnemanuel.com

OF COUNSEL: William J. McNichol REED SMITH 2500 One Liberty Place 1650 Market Street Philadelphia, Pennsylvania 19103 (215) 851-8100 Attorneys for Plaintiff Medicis Pharmaceutical Corporation

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